UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2015

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Offer and Consent Solicitation

On May 11, 2015, Targa Resources Partners LP (the “Partnership”) and Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “TRP Issuers”), issued $342,050,000 aggregate principal amount of the TRP Issuers’ 6 5/8% Senior Notes due 2020 (the “TRP Notes”) to holders of the 6 5/8% Senior Notes due 2020 (the “APL Notes”) of Targa Pipeline Partners LP (formerly known as Atlas Pipeline Partners, L.P.) and Targa Pipeline Finance Corporation (formerly known as Atlas Pipeline Finance Corporation) (together, the “APL Issuers”) who validly tendered and did not withdraw their APL Notes pursuant to the terms of the TRP Issuers’ exchange offer and consent solicitation relating thereto (the “Exchange Offer”), on or prior to 11:59 p.m., New York City time, on May 8, 2015. In connection therewith, the Third Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of September 28, 2012, by and among the APL Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), governing the APL Notes, became operative. The Supplemental Indenture eliminates substantially all of the restrictive covenants and certain events of default applicable to the APL Notes.

TRP Notes Indenture

In connection with the Exchange Offer, the Partnership entered into an Indenture dated May 11, 2015 (the “TRP Notes Indenture”), among the TRP Issuers, the Guarantors named therein (the “TRP Guarantors”) and the Trustee, governing the TRP Notes.

Interest on the TRP Notes will accrue from May 11, 2015. The TRP Notes will mature on October 1, 2020, and interest is payable on the TRP Notes semi-annually in arrears on each April 1 and October 1, commencing October 1, 2015. The TRP Notes are guaranteed on a senior unsecured basis by the TRP Guarantors.

On or before October 1, 2015, the TRP Issuers may redeem up to 35% of the TRP Notes at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the TRP Notes remains outstanding after such redemption. On or before October 1, 2016, the TRP Issuers may redeem some or all of the TRP Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make whole premium and accrued and unpaid interest, if any, to the redemption date. On and after October 1, 2016, the TRP Issuers may redeem some or all of the TRP Notes at redemption prices (expressed as percentages of principal amount) equal to 103.313% for the twelve-month period beginning October 1, 2016, 101.656% for the twelve-month period beginning October 1, 2017 and 100.000% beginning October 1, 2018, plus accrued and unpaid interest to the redemption date.

The TRP Notes Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time the TRP Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (as each is defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The TRP Notes Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the TRP Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the TRP Notes; (iii) failure by the TRP Issuers or any TRP Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of TRP Notes when required under the TRP Notes Indenture or to comply with certain covenants relating to mandatory redemption of the TRP Notes or merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the TRP Notes Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934, as amended; (v) failure by the TRP Issuers or any TRP Guarantor to comply for 60 days after written notice with any of the other agreements in the TRP Notes Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the TRP Notes, (a) any such Payment Default is cured or waived, (b) any such acceleration of such indebtedness is rescinded, or (c) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the TRP Notes Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any TRP Guarantor, or any person acting on behalf of any TRP Guarantor, shall deny or disaffirm its obligations under its guarantee of the TRP Notes; and (ix) certain events of bankruptcy or insolvency described in the TRP Notes Indenture with respect to the TRP Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding TRP Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding TRP Notes may declare all the notes to be due and payable immediately.

Registration Rights Agreement

On May 11, 2015, in connection with the Exchange Offer, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) among the TRP Issuers, the TRP Guarantors and Barclays Capital Inc., as dealer manager. Pursuant to the Registration Rights Agreement, unless the restrictive legend has been removed from the TRP Notes and the TRP Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following the issuance of the TRP Notes, the TRP Issuers and the TRP Guarantors will (1) use commercially reasonable efforts to consummate an exchange offer and (2) if required, have a shelf registration statement declared effective with respect to resales of the TRP Notes. The TRP Issuers and the TRP Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange or register the TRP Notes within the specified time periods.

The foregoing descriptions of the Supplemental Indenture, the TRP Notes Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Supplemental Indenture, the TRP Notes Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 11, 2015, among Targa Resources Partners LP, Targa Resources Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of May 11, 2015, among Targa Resources Partners LP, Targa Resources Finance Corporation, the Guarantors named therein and Barclays Capital Inc., as dealer manager.

10.1	Third Supplemental Indenture, dated as of April 24, 2015, by and among Targa Pipeline Partners LP, Targa Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 12, 2015

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture, dated as of May 11, 2015, among Targa Resources Partners LP, Targa Resources Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of May 11, 2015, among Targa Resources Partners LP, Targa Resources Finance Corporation, the Guarantors named therein and Barclays Capital Inc., as dealer manager.

10.1	Third Supplemental Indenture, dated as of April 24, 2015, by and among Targa Pipeline Partners LP, Targa Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.